UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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EXPLANATORY NOTE

The Registrant’s definitive proxy statement, filed with the Securities and Exchange Commission on November 4, 2009 (the “Proxy Statement”), is hereby amended to correct certain inaccuracies on page 4 under the heading “Business Experience of Board Nominees” in the biographical information of Dr. Evan Melrose. The Proxy Statement stated that Dr. Melrose is a director of Clarity Medical Systems, Inc., however, he resigned such position in December 2008. The Proxy Statement also stated that Dr. Melrose is a director of Accumetrics, Inc., however, Dr. Melrose resigned such position in September 2009. The Proxy Statement also noted Dr. Melrose’s completion of the University of Los Angeles’s Director Training and Certification Program but Dr. Melrose actually completed that program at the University of California at Los Angeles. This Supplement modifies and supersedes the Proxy Statement solely with respect to the above disclosures.

The biography for Dr. Evan Melrose appearing on page 4 of the Proxy Statement under the heading “Business Experience of Board Nominees” is hereby deleted and replaced with the following:

Evan S. Melrose, M.D. has served as Managing Director at PTV Sciences, a healthcare venture capital firm since January 2003. From 2001 to 2003, Dr. Melrose was a Director with Burrill & Company (“Burrill”), a San Francisco-based life sciences venture capital firm. Prior to Burrill, Dr. Melrose was involved in healthcare startups in Philadelphia and clinical private practice. Dr. Melrose has also held faculty appointments at the University of California, San Francisco, the University of Pennsylvania and Baylor College of Medicine. Over the course of his healthcare investment career he has been directly involved in multiple IPOs, several acquisitions and several dozen private healthcare investments. He received his B.A. from the University of Pennsylvania, his M.D. from Indiana University and his M.B.A. from the Wharton School of the University of Pennsylvania. Dr. Melrose currently serves on the boards of Asuragen, Inc., BioSurface Technologies, Inc., Orthokinematics, Inc. and Sinexus, Inc. Dr. Melrose has also completed the University of California at Los Angeles’s Director Training and Certification Program.